COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER RESULTS
BETHESDA, Maryland, Monday, May 11, 2020 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter ended March 31, 2020.
First Quarter 2020 Highlights:

•	Net Loss: Net loss was $34.7 million and loss per diluted share was $0.17.

•	Comparable Revenues: Comparable total revenues decreased 16.0% from the comparable period of 2019.

•	Comparable RevPAR: RevPAR was $127.98, a 19.2% decrease from the comparable period of 2019.

•	Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 10.48%, a 1280 basis point contraction from the comparable period of 2019.

•	Adjusted EBITDA: Adjusted EBITDA was $11.9 million, a decrease of $37.3 million from 2019.

•	Adjusted FFO: Adjusted FFO was $8.4 million and Adjusted FFO per diluted share was $0.04.

•	Cash Balance: As of March 31, 2020, the Company had unrestricted cash of $387.8 million.
Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “COVID-19 has led to an almost complete pause in travel throughout the United States. The health and safety of our guests and associates is our first priority and we send our sincere condolences to those who have been impacted. While we expect the economy and travel demand will ultimately recover, the timing and shape of the recovery remains unclear. Accordingly, we moved quickly to enhance liquidity by building cash, reducing corporate expenses and suspending operations at two-thirds of our hotels. We remain focused on the future and have developed hotel reopening plans, while reassessing operating procedures to be able to safely and profitably welcome back hotel employees and guests when travel demand begins to slowly return in the coming months.”
Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results exclude Frenchman's Reef for all periods presented due to the closure of the hotel. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended March 31, 2020, the Company reported the following:

	First Quarter
	2020	2019	Change
Comparable Operating Results (1)
ADR	$216.42	$216.38	0.0%
Occupancy	59.1%	73.2%	-14.1%
RevPAR	$127.98	$158.30	-19.2%
Total RevPAR	$194.59	$234.43	-17.0%
Revenues	$170.0 million	$202.4 million	-16.0%
Hotel Adjusted EBITDA	$17.8 million	$47.1 million	-62.2%
Hotel Adjusted EBITDA Margin	10.48%	23.28%	-1280 basis points
Available Rooms	873,600	863,264	10,336 rooms

Actual Operating Results
Revenues	$170.0 million	$202.4 million	-16.0%
Net loss/income	-$34.7 million	$9.0 million	-$43.7 million
Loss/Earnings per diluted share	-$0.17	$0.04	-$0.21
Adjusted EBITDA	$11.9 million	$49.2 million	-$37.3 million
Adjusted FFO	$8.4 million	$41.9 million	-$33.5 million
Adjusted FFO per diluted share	$0.04	$0.21	-$0.17
(1) Comparable operating results exclude Frenchman’s Reef for all periods presented and does not adjust for hotels that have suspended operations.

COVID-19 Pandemic

In March 2020, the World Health Organization declared COVID-19 a global pandemic. The pandemic has reduced travel and adversely affected the hospitality industry in general. There has been a significant reduction to lodging demand generators, including city-wide conferences, sporting and entertainment events, corporate and leisure travel, and overall domestic airlift capacity. Consumer spending decreased in March 2020 and the Company expects further decreases into the second quarter of 2020.

In response to the COVID-19 pandemic, the Company has taken the following aggressive actions at the property and corporate levels.

•
In coordination with its hotel operators, the Company suspended operations at 20 of its hotels throughout March and April 2020 and the operations of these hotels remain suspended as of May 11, 2020. The Company maintains a limited staffing presence at these hotels, such as security and engineering personnel.

•	The Company has developed and implemented action plans with its hotel operators to significantly reduce operating costs at each of its hotels.

•	The Company is cultivating alternative demand for its hotels, including by accommodating first responders, health care providers and quarantined military personnel.

•	The Company has reduced corporate expenses through decreases in executive compensation, employee headcount and other expenses.

•	The Company has canceled or deferred over 70% of its capital expenditures planned for the remainder of 2020.

•	The Company has paused the rebuild of Frenchman's Reef, which the Company had expected to open as two separate hotels in late 2020.

•
The Company has suspended its quarterly dividend commencing with the first quarter dividend that would have been paid in April 2020. The Company expects to pay a dividend in January 2021 sufficient to cover 100% of its taxable income, if any, for the year ending December 31, 2020.

•	The Company fully drew down its $400 million senior unsecured credit facility to enhance its liquidity. As of March 31, 2020, the Company had unrestricted cash of approximately $387.8 million.

•
The Company is working with its lenders to provide flexibility on certain financial covenants under its senior unsecured credit facility and unsecured term loans. The Company has a term sheet for an amendment to its credit agreements that provides for covenant waivers through March 31, 2021 and certain other modifications thereafter.

The following table identifies each of the Company's hotels that has suspended operations:

Property	# of Rooms	Date of Suspension
Cavallo Point, The Lodge at the Golden Gate	142	3/17/2020
Courtyard Denver Downtown	177	3/20/2020
Vail Marriott Mountain Resort & Spa	344	3/20/2020
The Lodge at Sonoma, a Renaissance Resort & Spa	182	3/21/2020
JW Marriott Denver at Cherry Creek	199	3/22/2020
Havana Cabana Key West	106	3/23/2020
Hilton Boston Downtown	403	3/23/2020
Hotel Emblem	96	3/23/2020
Sheraton Suites Key West	184	3/23/2020
The Landing Resort & Spa	82	3/23/2020
Westin Boston Waterfront Hotel	793	3/25/2020
Courtyard Manhattan/Fifth Avenue	189	3/27/2020
Hilton Garden Inn Times Square Central	282	3/29/2020
Lexington Hotel New York	725	3/29/2020
Hilton Burlington	258	3/31/2020
Hotel Palomar Phoenix	242	3/31/2020
Orchards Inn Sedona	70	3/31/2020
The Gwen Chicago	311	3/31/2020
Renaissance Charleston	166	4/6/2020
Chicago Marriott Downtown	1,200	4/10/2020

The timing of re-opening these hotels will depend primarily on federal, state, and local government guidance, health official recommendations and market demand. The Company currently anticipates phased re-openings will start for the majority of these hotels this summer. The Company expects lodging demand will first return for the leisure segment, followed by business transient and then by the group segment. As demand slowly returns, the Company will continue to aggressively asset manage its hotels and carefully assess staffing needs, cleanliness and safety protocols, business mix and other initiatives.

Capital Expenditures

The Company invested approximately $19.6 million in capital improvements at its operating hotels during the three months ended March 31, 2020. Additionally, the Company spent approximately $29.2 million on the rebuild of Frenchman's Reef during the three months ended March 31, 2020. Due to the COVID-19 pandemic, the Company has canceled or deferred a significant portion of the planned capital improvements at its operating hotels. The Company currently expects to spend approximately $45 million on capital improvements at its operating hotels during 2020. The Company has paused the rebuild of Frenchman's Reef and currently expects construction to resume in 2021.

Balance Sheet

As of March 31, 2020, the Company had $387.8 million of unrestricted cash on hand and approximately $1.4 billion of total debt, which consisted of property-specific mortgage debt, $400.0 million of unsecured term loans and the Company has drawn all of its $400.0 million senior unsecured credit facility. The Company fully drew down its senior unsecured credit facility in March 2020 to preserve its liquidity until there is visibility on the depth and duration of the COVID-19 pandemic and demand improves. The Company has only one debt maturity in 2020, which is the mortgage loan secured by the Marriott Salt Lake City Downtown in the amount of $52.0 million. The Company has agreed to a term sheet to extend the maturity of this loan from November 2020 to January 2022, subject to due diligence and other customary conditions.

Although the Company is in compliance with the financial covenants of its debt as of March 31, 2020, the Company has determined that it is probable the dramatic decline in hotel earnings as a result of the impact on demand from COVID-19 will lead to its inability to comply with certain financial covenants under the credit agreements for its senior unsecured credit facility and unsecured term loans beginning with the quarter ending June 30, 2020. The Company is in negotiations with its lenders to obtain waivers prior to any violations. As of May 11, 2020, the Company has a term sheet for an amendment to its credit agreements that provides for covenant waivers through the first calendar quarter of 2021 and certain other modifications thereafter. The Company expects the amendment to be executed prior to any covenant violation, although it can provide no assurances that such amendment will be executed.

The Company has evaluated the current business environment and its effect on the Company's results of operations, the actions it has taken and the other options available and has determined that the Company has sufficient liquidity in the event of a prolonged decline in hotel demand without additional equity or debt financing or property sales.

Share Repurchase Program

During the quarter, the Company repurchased 1.1 million shares of its common stock at an average price of $8.91 per share. These shares were all repurchased prior to March 4, 2020. The Company has suspended repurchases and anticipates the suspension will remain in effect for the remainder of 2020.

Guidance
Given the high level of uncertainty surrounding the COVID-19 pandemic and its effect on hotel demand, the Company previously withdrew full year 2020 guidance originally issued on February 20, 2020 and is not providing updated guidance at this time.

Earnings Call
The Company will host a conference call to discuss its first quarter results on Tuesday, May 12, 2020, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 6693435. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to obtain covenant waivers on its credit agreements for its senior unsecured credit facility and unsecured term loans; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
ASSETS	(unaudited)
Property and equipment, net	$3,047,009	$3,026,769
Right-of-use assets	97,538	98,145
Restricted cash	47,072	57,268
Due from hotel managers	72,396	91,207
Prepaid and other assets (1)	19,201	29,853
Cash and cash equivalents	387,825	122,524
Total assets	$3,671,041	$3,425,766
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$613,067	$616,329
Unsecured term loans, net of unamortized debt issuance costs	398,841	398,770
Senior unsecured credit facility	400,000	75,000
Total debt	1,411,908	1,090,099

Deferred income related to key money, net	11,243	11,342
Unfavorable contract liabilities, net	66,856	67,422
Deferred rent	53,050	52,012
Lease liabilities	102,923	103,625
Due to hotel managers	69,514	72,445
Distributions declared and unpaid	143	25,815
Accounts payable and accrued expenses (2)	78,807	81,944
Total liabilities	1,794,444	1,504,704
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 199,243,338 and 200,207,795 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1,992	2,002
Additional paid-in capital	2,079,534	2,089,349
Accumulated deficit	(213,420)	(178,861)
Total stockholders’ equity	1,868,106	1,912,490
Noncontrolling interests	8,491	8,572
Total equity	1,876,597	1,921,062
Total liabilities and equity	$3,671,041	$3,425,766

(1) Includes $10.7 million of insurance receivables as of December 31, 2019, $5.3 million and $9.8 million of prepaid expenses and $13.9 million and $9.4 million of other assets as of March 31, 2020 and December 31, 2019, respectively.

(2) Includes $28.7 million of deferred tax liabilities, $14.1 million and $18.9 million of accrued property taxes, $14.1 million and $13.1 million of accrued capital expenditures and $21.9 million and $21.2 million of other accrued liabilities as of March 31, 2020 and December 31, 2019, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Rooms	$111,801	$136,653
Food and beverage	43,905	50,465
Other	14,289	15,257
Total revenues	169,995	202,375
Operating Expenses:
Rooms	35,653	38,819
Food and beverage	31,087	33,150
Management fees	3,477	5,340
Franchise fees	5,796	5,859
Other hotel expenses	77,843	75,479
Depreciation and amortization	30,100	28,996
Corporate expenses	5,557	7,064
Business interruption insurance income	—	(8,822)
Total operating expenses, net	189,513	185,885

Interest and other expense (income), net	399	(303)
Interest expense	21,218	11,662
Total other expenses, net	21,617	11,359
(Loss) income before income taxes	(41,135)	5,131
Income tax benefit	6,443	3,849
Net (loss) income	(34,692)	8,980
Less: Net loss (income) attributable to noncontrolling interests	133	(35)
Net (loss) income attributable to common stockholders	$(34,559)	$8,945
(Loss) earnings per share:
Net (loss) earnings per share available to common stockholders - basic	$(0.17)	$0.04
Net (loss) earnings per share available to common stockholders - diluted	$(0.17)	$0.04

Weighted-average number of common shares outstanding:
Basic	201,207,835	202,817,124
Diluted	201,207,835	203,537,829

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•
Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2020	2019
Net (loss) income	$(34,692)	$8,980
Interest expense	21,218	11,662
Income tax benefit	(6,443)	(3,849)
Real estate related depreciation and amortization	30,100	28,996
EBITDA/EBITDAre	10,183	45,789
Non-cash lease expense and other amortization	1,750	1,715
Professional fees and pre-opening costs related to Frenchman's Reef (1)	(297)	1,367
Hotel manager transition costs (2)	227	297
Adjusted EBITDA	$11,863	$49,168

(1)
Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.

(2)
Three months ended March 31, 2020 consists of manager transition costs of $0.8 million related to the L'Auberge de Sedona, Orchards Inn Sedona and the Westin Boston Waterfront Hotel and a downward adjustment of $0.6 million of estimated termination fees related to the pending termination of the franchise agreement for Sheraton Suites Key West. Three months ended March 31, 2019 consists of $0.3 million of pre-opening costs related to the re-opening of the Hotel Emblem.

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2020	2019
Net (loss) income	$(34,692)	$8,980
Interest expense	21,218	11,662
Income tax benefit	(6,443)	(3,849)
Real estate related depreciation and amortization	30,100	28,996
EBITDA	10,183	45,789
Corporate expenses	5,557	7,064
Interest and other expense (income), net	399	(303)
Professional fees and pre-opening costs related to Frenchman's Reef (1)	(297)	1,367
Hotel EBITDA	15,842	53,917
Non-cash lease expense and other amortization	1,750	1,715
Hotel manager transition costs (2)	227	297
Hotel Adjusted EBITDA	$17,819	$55,929

(1)
Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.

(2)
Three months ended March 31, 2020 consists of manager transition costs of $0.8 million related to the L'Auberge de Sedona, Orchards Inn Sedona and the Westin Boston Waterfront Hotel and a downward adjustment of $0.6 million of estimated termination fees related to the pending termination of the franchise agreement for Sheraton Suites Key West. Three months ended March 31, 2019 consists of $0.3 million of pre-opening costs related to the re-opening of the Hotel Emblem.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,
	2020	2019
Net (loss) income	$(34,692)	$8,980
Real estate related depreciation and amortization	30,100	28,996
FFO	(4,592)	37,976
Non-cash lease expense and other amortization	1,750	1,715
Professional fees and pre-opening costs related to Frenchman's Reef (1)	(297)	1,367
Hotel manager transition costs (2)	227	297
Fair value adjustments to interest rate swaps	11,312	572
Adjusted FFO	$8,400	$41,927
Adjusted FFO per diluted share	$0.04	$0.21

(1)
Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.

(2)
Three months ended March 31, 2020 consists of manager transition costs of $0.8 million related to the L'Auberge de Sedona, Orchards Inn Sedona and the Westin Boston Waterfront Hotel and a downward adjustment of $0.6 million of estimated termination fees related to the pending termination of the franchise agreement for Sheraton Suites Key West. Three months ended March 31, 2019 consists of $0.3 million of pre-opening costs related to the re-opening of the Hotel Emblem.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for Frenchman's Reef due to the closure of the hotel (in thousands):

	Three Months Ended March 31,
	2020	2019
Revenues	$169,995	$202,375
Hotel revenues from Frenchman's Reef	—	—
Comparable Revenues	$169,995	$202,375

Hotel Adjusted EBITDA	$17,819	$55,929
Hotel Adjusted EBITDA from Frenchman's Reef	—	(8,822)
Comparable Hotel Adjusted EBITDA	$17,819	$47,107

Hotel Adjusted EBITDA Margin	10.48%	27.64%
Comparable Hotel Adjusted EBITDA Margin	10.48%	23.28%

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information excludes Frenchman's Reef for all periods.

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$216.38	$250.23	$238.50	$247.02	$238.63
Occupancy	73.2%	83.1%	82.7%	77.4%	79.1%
RevPAR	$158.30	$208.02	$197.14	$191.08	$188.75
Revenues (in thousands)	$202,375	$257,918	$240,279	$237,519	$938,091
Hotel Adjusted EBITDA (in thousands)	$47,107	$88,348	$73,748	$69,416	$278,619
% of full Year	16.91%	31.71%	26.47%	24.91%	100.0%
Hotel Adjusted EBITDA Margin	23.28%	34.25%	30.69%	29.23%	29.70%
Available Rooms	863,264	873,145	883,200	883,200	3,502,809

Market Capitalization as of March 31, 2020
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2020 closing price of $5.08/share)	$1,022,328
Consolidated debt (face amount)	1,416,113
Cash and cash equivalents	(387,825)
Total enterprise value	$2,050,616
Share Reconciliation

Common shares outstanding	199,243
Unvested restricted stock held by management and employees	563
Share grants under deferred compensation plan	1,439
Combined shares outstanding	201,245

Debt Summary as of March 31, 2020
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	$52,968	November 2020 (1)
Westin Washington D.C. City Center	3.99%	Fixed	59,988	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	26,846	April 2023
Westin San Diego	3.94%	Fixed	61,456	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	80,716	August 2024
Renaissance Worthington	3.66%	Fixed	80,483	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	60,954	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	189,759	November 2025
New Market Tax Credit loan(2)	5.17%	Fixed	2,943	December 2020
Unamortized debt issuance costs			(3,046)
Total mortgage and other debt, net of unamortized debt issuance costs			613,067

Unsecured term loan	LIBOR + 1.35(3)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 1.35(4)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,159)
Unsecured term loans, net of unamortized debt issuance costs			398,841

Senior unsecured credit facility	LIBOR + 1.40	Variable	400,000	July 2023 (5)

Total debt, net of unamortized debt issuance costs			$1,411,908
Weighted-average interest rate of fixed rate debt	3.97%
Total weighted-average interest rate	3.24%

(1)
The Company has agreed to a term sheet to extend the maturity of the mortgage loan secured by the Salt Lake City Marriott Downtown to January 2022, subject to due diligence and other customary conditions.

(2)	Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.

(3)	The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024.

(4)	The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.

(5)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – First Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	1Q 2020	1Q 2019	B/(W)	1Q 2020	1Q 2019	B/(W)	1Q 2020	1Q 2019	B/(W)	1Q 2020	1Q 2019	B/(W)
Atlanta Alpharetta Marriott	$173.72	$177.33	(2.0)%	51.4%	70.5%	(19.1)%	$89.35	$124.93	(28.5)%	28.10%	38.67%	-1057 bps
Bethesda Marriott Suites	$171.19	$172.21	(0.6)%	47.4%	65.3%	(17.9)%	$81.17	$112.46	(27.8)%	(1.96)%	26.21%	-2817 bps
Boston Westin	$196.54	$202.24	(2.8)%	59.9%	65.5%	(5.6)%	$117.65	$132.39	(11.1)%	5.62%	13.89%	-827 bps
Hilton Boston Downtown	$192.00	$197.84	(3.0)%	65.7%	83.5%	(17.8)%	$126.06	$165.25	(23.7)%	3.47%	17.34%	-1387 bps
Hilton Burlington	$133.84	$130.74	2.4%	39.4%	70.7%	(31.3)%	$52.78	$92.39	(42.9)%	(18.76)%	18.62%	-3738 bps
Cavallo Point	$444.90	$437.76	1.6%	46.4%	63.4%	(17.0)%	$206.44	$277.38	(25.6)%	11.61%	18.94%	-733 bps
Renaissance Charleston	$235.80	$236.72	(0.4)%	65.7%	83.8%	(18.1)%	$154.89	$198.44	(21.9)%	21.09%	36.20%	-1511 bps
Chicago Marriott	$164.30	$158.35	3.8%	43.0%	51.7%	(8.7)%	$70.59	$81.79	(13.7)%	(27.09)%	(1.64)%	-2545 bps
Chicago Gwen	$192.82	$188.98	2.0%	61.0%	70.4%	(9.4)%	$117.59	$133.05	(11.6)%	(9.30)%	(9.91)%	61 bps
Courtyard Denver Downtown	$170.21	$171.92	(1.0)%	46.4%	73.3%	(26.9)%	$78.96	$126.00	(37.3)%	23.25%	37.59%	-1434 bps
Hotel Emblem	$256.36	$247.10	3.7%	67.1%	57.5%	9.6%	$172.02	$142.06	21.1%	15.94%	1.41%	1453 bps
Courtyard Fifth Avenue	$205.95	$212.18	(2.9)%	61.6%	77.4%	(15.8)%	$126.83	$164.30	(22.8)%	(34.67)%	(7.32)%	-2735 bps
Courtyard Midtown East	$167.45	$190.02	(11.9)%	76.7%	92.0%	(15.3)%	$128.39	$174.85	(26.6)%	(27.18)%	0.55%	-2773 bps
Fort Lauderdale Westin	$276.24	$254.27	8.6%	80.6%	95.5%	(14.9)%	$222.56	$242.76	(8.3)%	41.69%	42.84%	-115 bps
JW Marriott Denver Cherry Creek	$231.22	$240.96	(4.0)%	56.4%	46.5%	9.9%	$130.42	$112.09	16.4%	5.81%	(9.23)%	1504 bps
Havana Cabana Key West	$286.60	$254.41	12.7%	80.8%	94.7%	(13.9)%	$231.60	$240.94	(3.9)%	41.60%	49.62%	-802 bps
Sheraton Suites Key West	$328.93	$310.04	6.1%	81.8%	94.1%	(12.3)%	$269.09	$291.63	(7.7)%	37.21%	47.17%	-996 bps
The Landing Resort & Spa	$281.05	$275.79	1.9%	47.3%	53.0%	(5.7)%	$132.92	$146.21	(9.1)%	(0.22)%	(4.79)%	457 bps
Lexington Hotel New York	$183.27	$192.38	(4.7)%	61.5%	80.1%	(18.6)%	$112.67	$154.04	(26.9)%	(42.76)%	(7.80)%	-3496 bps
Hotel Palomar Phoenix	$230.87	$233.06	(0.9)%	71.4%	88.2%	(16.8)%	$164.76	$205.66	(19.9)%	37.48%	40.39%	-291 bps
Salt Lake City Marriott	$170.97	$173.62	(1.5)%	51.3%	59.2%	(7.9)%	$87.70	$102.73	(14.6)%	31.86%	31.89%	-3 bps
L'Auberge de Sedona	$553.74	$575.73	(3.8)%	64.0%	80.4%	(16.4)%	$354.18	$462.91	(23.5)%	2.86%	22.96%	-2010 bps
Orchards Inn Sedona	$214.66	$255.22	(15.9)%	55.3%	73.9%	(18.6)%	$118.75	$188.58	(37.0)%	5.50%	29.50%	-2400 bps
Shorebreak	$229.09	$236.80	(3.3)%	60.8%	75.3%	(14.5)%	$139.20	$178.23	(21.9)%	16.52%	24.77%	-825 bps
The Lodge at Sonoma	$229.83	$233.68	(1.6)%	45.9%	61.5%	(15.6)%	$105.52	$143.63	(26.5)%	(10.51)%	10.55%	-2106 bps
Hilton Garden Inn Times Square Central	$154.35	$181.10	(14.8)%	77.0%	98.0%	(21.0)%	$118.80	$177.48	(33.1)%	(33.97)%	3.76%	-3773 bps
Vail Marriott	$465.29	$440.49	5.6%	63.5%	82.4%	(18.9)%	$295.40	$362.79	(18.6)%	40.17%	48.94%	-877 bps
Westin San Diego	$188.39	$189.85	(0.8)%	66.8%	77.5%	(10.7)%	$125.88	$147.20	(14.5)%	31.19%	40.00%	-881 bps
Westin Washington D.C. City Center	$193.00	$201.14	(4.0)%	60.3%	77.5%	(17.2)%	$116.33	$155.88	(25.4)%	7.28%	24.64%	-1736 bps
Renaissance Worthington	$195.06	$188.12	3.7%	57.6%	79.4%	(21.8)%	$112.30	$149.42	(24.8)%	18.62%	42.13%	-2351 bps
Total	$216.42	$216.38	—%	59.1%	73.2%	(14.1)%	$127.98	$158.30	(19.2)%	10.48%	23.28%	-1280 bps